INVESTMENT ADVISORY AGREEMENT:


 Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on June 26, 2017.
   (SEC Accession No. 0001193125-17-213464)



SUB-ADVISORY AGREEMENT:

Registrant incorporates by reference EX-99.(D)(12) of Form 485BPOS, dated and filed on June 26, 2017.
   (SEC Accession No. 0001193125-17-213464)